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          EXHIBIT 11  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 (in thousands, except per share earnings)


                                                Six Months Ended June 30, 1996
                                                ------------------------------
                                                   Primary       Fully Diluted
                                                -------------    -------------
Average shares outstanding                           8,539           8,541

Effect of dilutive stock options - based on
the treasury stock method using average
market price, which is greater than
period end market price                                  4               4
                                                -------------   -------------
     Totals                                          8,543           8,545
                                                =============   =============
Net income                                          $  100          $  100
                                                =============   =============
Earnings per share                                  $  .01          $  .01
                                                =============   =============


                                               Three Months Ended June 30, 1996
                                                ------------------------------
                                                  Primary        Fully Diluted
                                                -------------    -------------
Average shares outstanding                         8,562              8,563

Effect of dilutive stock options - because of
the Company's net loss, assumed conversion
of stock options would be anti-dilutive                0                  0
                                                -------------    -------------
     Totals                                        8,562              8,563
                                                =============   =============
Net loss                                         $(2,962)           $(2,962)
                                                =============   =============
Loss per share                                   $  (.35)           $  (.35)
                                                =============   =============


No earnings per share amounts are presented for the quarter or six months ended June 25, 1995 since the Company had no separate capital structure until August 25, 1995.



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